Exhibit 10.24

[FORM OF DIRECTOR RESTRICTED STOCK AWARD AGREEMENT]

INVENTIV HEALTH, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT, dated ________________, is made between inVentiv Health, Inc., a Delaware corporation (the "Company"), and ___________________________ (the "Director").

1. Restricted Stock Award. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Director, as of the date hereof (the "Grant Date"), an award of X,XXX shares of common stock, par value $.001 per share, of the Company (the "Restricted Stock"). The Restricted Stock is granted under the inVentiv Health, Inc. 2006 Long-Term Incentive Plan (the "Plan") and shall be governed by terms of the Plan, the terms of which are incorporated by reference into this Restricted Stock Award Agreement. Subject to the terms of this Agreement, the Director shall be entitled to exercise and enjoy all rights and entitlements, and will be subject to all obligations and restrictions, of ownership of the Restricted Stock as set forth in the Company's Certificate of Incorporation, as amended, including without limitation the right, subject to Section 7.3 of the Plan, to participate in all dividends and distributions with respect to the Company’s Common Stock.

2. Restrictions. The following restrictions shall apply to each share of Restricted Stock: (i) until such Restricted Stock vests in accordance with Section 3 hereof, one or more stock certificates representing the Restricted Stock will be issued in the Director's name, but will be held in custody by the Company or an escrow agent (which may be a brokerage firm) appointed by the Company, and the Director will not sell, assign, transfer or otherwise encumber any such unvested shares of Restricted Stock, other than by will or the laws of descent and distribution, and any such attempted disposition or encumbrance shall be void and unenforceable against the Company, provided that the Director may assign or transfer unvested shares of Restricted Stock with the consent of the Committee to (a) the Director’s spouse, children or grandchildren (including any adopted and step children or grandchildren), (b) to a trust or partnership for the benefit of one or more of the Director or the persons referred to in clause (a), or (c) for charitable donations; provided that the recipient shall be bound by and subject to all of the terms and conditions of the Plan and this Agreement and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Director shall remain bound by the terms and conditions of the Plan; (ii) the stock certificate or certificates representing the Restricted Stock shall initially bear the legends provided for in Sections 8(a) and 8(b) below; (iii) except as provided in Section 3(b), upon termination of the Director's provision of services as a director of [or, to the extent determined by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), an independent contractor to] the Company for any reason whatsoever, with or without cause, whether voluntarily or involuntarily, all shares of Restricted Stock which had not vested as of the date of such termination will be forfeited and returned to the Company, and all rights of the Director or the Director's heirs in and to such shares will terminate, unless the Committee determines otherwise in its sole and absolute discretion. Subject to applicable law, the Director may sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber vested shares of Restricted Stock.

3. Vesting of Restricted Stock. (a) The Restricted Stock will vest as follows:

•	XX % of such shares of Restricted Stock shall vest on (1st anniversary of grant date);

•	XX % of such shares of Restricted Stock shall vest on (2nd anniversary of grant date);

•	XX % of such shares of Restricted Stock shall vest on (3rd anniversary of grant date); and

•	XX % of such shares of Restricted Stock shall vest on --------------(4th anniversary of grant date).

(b) All unvested shares of Restricted Stock will immediately become vested in the event that (a) (i) the Director is not nominated for reelection to the Board of Directors in connection with any stockholder meeting or consent pursuant to which directors are elected, unless the Director's term in office would not be affected by the election of the directors who are so nominated or unless related to the Director's resignation from the Board of Directors, (ii) notwithstanding any such nomination, the Director is not reelected to the Board of Directors upon the expiration of his term or (iii) the Director is removed from the Board of Directors (in each case other than for Cause) or (b) there is a Change of Control (as defined in the Plan) with respect to the Company. Such rights of acceleration are in addition to, and not in lieu of, any provision in the Plan for acceleration of vesting of restricted shares of Common Stock based on the same or similar events that is, by the terms of the Plan, otherwise applicable hereto. For purposes hereof, "Cause" means gross negligence, willful misconduct, breach of fiduciary duty or other matters determined by the Board to constitute cause upon notice to the Director.

4. Effect of Vesting. Subject to the provisions of this Agreement, upon the vesting of any shares of Restricted Stock, the Company will deliver to the Director a certificate or certificates for the number of shares of Restricted Stock which had so vested, endorsed with the legend provided for in Section 8(b). Alternatively, the Company may elect to deliver vested shares of Restricted Stock electronically, and if it does so, the Director agrees to establish an account with a brokerage firm selected by the Company for the purpose of receiving such shares. Subject to applicable law, the Director may sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber vested shares of Restricted Stock.

5. Tax Withholding. It is a condition to the award of the Restricted Stock to the Director that the Director make arrangements satisfactory to the Company to satisfy all tax withholding amounts and other required deductions with respect to the Restricted Stock. The Director will be permitted to satisfy these obligations by (i) making a cash payment to the Company or (ii) directing the Company to sell vested shares of Restricted Stock in an amount sufficient to generate net proceeds equal to or exceeding the amount of such obligations. If the Director does not satisfy such obligations as and when the same become due, the Company will withhold a number of shares of Restricted Stock having a value, determined in the sole discretion of the Company, equal to the amount of the unsatisfied obligations and the Director will have no further interest in the withheld shares or any proceeds thereof and will have no right to be compensated therefor.

6. Regulatory Compliance. The issuance and delivery of any stock certificates representing vested shares of Restricted Stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws or under any other law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to deliver any vested shares of Restricted Stock to the Director if the Company believes that such delivery would constitute a violation of any applicable law or regulation.

7. Representations and Warranties. The Director hereby represents and warrants that the Restricted Stock awarded pursuant to this Agreement is being acquired for the Director's own account, for investment purposes and not with a view to distribution thereof. The Director acknowledges and agrees that any sale or distribution of shares of Restricted Stock that have become vested may be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. The Director hereby consents to such action as the Board or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Restricted Stock (whether or not vested) and delivering stop transfer instructions to the Company's stock transfer agent.

8. Legends. (a) Each certificate representing any unvested shares of Restricted Stock shall be endorsed with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CERTAIN RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF (GRANT DATE), WHICH PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE TRANSFER AND ENCUMBRANCE OF SUCH SHARES. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY"

(b) In addition to the legend set forth in paragraph (a) and above, until registered under the Securities Act, each certificate representing shares of Restricted Stock shall be endorsed with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAYBE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER";

9. Miscellaneous

(a) Construction. This Agreement will be construed by and administered under the supervision of the Committee, and all determinations of the Committee will be final and binding on the Director.

(b) Dilution. Nothing in this Agreement will restrict or limit in any way the right of the Board to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock and securities issued or sold in connection with investments in the Company, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

(c) Notices. Any notice hereunder shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, and addressed to the Company at inVentiv Health, Inc., 200 Cottontail Lane, Vantage Court North, Somerset, New Jersey 08873, Attention: Chief Financial Officer, or to the Director at 200 Cottontail Lane, Vantage Court North, Somerset, New Jersey 08873, subject to the right of any party hereto to designate at any time hereafter in writing some other address.

(d) Counterparts. This Agreement may be executed in counterparts each of which taken together shall constitute one and the same instrument.

(e) Governing Law. This Agreement, which constitutes the entire agreement of the parties with respect to the grant to the Director of the Restricted Stock, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles thereof regarding conflict of laws.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Director.

(h) Forfeiture of Restricted Stock. The Restricted Stock is subject to forfeiture upon a determination by the Committee that the Director has engaged in any of the conduct described in the first sentence of Section 13.5 of the Plan and that the Restricted Stock should be forfeited as a consequence.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

INVENTIV HEALTH, INC.

By: ___________________________________
Name:
Title:

____________________________________
Director